Exhibit 99

Contact:	Gary Thompson - Media	Jacqueline Beato - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6131

Caesars Entertainment Reports 2011 Third-Quarter and Nine-Month Results

•	Third-Quarter Revenues, Property EBITDA impacted by weather-related closures in Atlantic City
•	Las Vegas, Other Nevada fundamentals remained positive
•	Development projects in Las Vegas, Ohio and China remain on schedule

LAS VEGAS—November 8, 2011—Caesars Entertainment Corporation today reported the following financial results for the third quarter and nine months ended September 30, 2011:

CAESARS ENTERTAINMENT CORPORATION RESULTS

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$2,254.0	$2,288.5	(1.5)%	$6,662.1	$6,697.6	(0.5)%
Income from operations	198.2	175.7	12.8%	663.9	401.2	65.5%
Impairment of intangible assets, including goodwill	—	44.0	N/M	—	144.0	N/M
Income from operations before impairment charges (1)	198.2	219.7	(9.8)%	663.9	545.2	21.8%
Net loss attributable to Caesars	(164.0)	(164.8)	(0.5)%	(467.0)	(634.4)	(26.4)%
Property EBITDA (1)	497.2	505.6	(1.7)%	1,523.8	1,469.5	3.7%
Adjusted EBITDA (1) (2)	482.5	489.8	(1.5)%	1,477.6	1,431.3	3.2%

N/M—Not meaningful

“While weather-related property closures in the Atlantic City Region impacted our overall third-quarter results, we saw strengthening fundamentals in our Nevada and international operations,” said Gary Loveman, chairman, chief executive officer and president of Caesars Entertainment Corporation. “We also made significant progress on an exciting growth agenda aimed at expanding our distribution network, increasing the strength of our core brands and streamlining our organization.

“During the quarter, our efficiency initiatives and organizational realignments not only produced $85.0 million in additional cost savings but are also expected to expedite decision-making and increase our effectiveness, setting the stage for sustained growth in the years ahead,” Loveman said. “We achieved the highest customer-satisfaction scores in the company’s history, and saw the expansion of Total Rewards Marketplace to more than 2,500 retailers from about 500 in the second quarter.

“We also made great strides during the third quarter on our two casino-development projects with Rock Gaming LLC in Ohio, the first of which is scheduled to open next March, and on the 662-room expansion of the Octavius Tower in Las Vegas, which is scheduled to open in early January;” Loveman said. “Caesars leads the group that is the only qualified bidder for a slot-facility gaming license in Baltimore and we are closely following gaming-expansion opportunities in Massachusetts, where we’ve formed a partnership with Suffolk Downs.

“Caesars Global Life’s first Asia-Pacific project — Caesars Palace Longmu Bay, a five-star luxury resort on Hainan Island — broke ground during the third quarter. We are working with a subsidiary of Jiangsu Guoxin Investment Group Limited, one of the premier investment and development companies in China, to develop and manage the non-gaming resort,” Loveman said. “We continue to seek other opportunities in the region for both gaming and non-gaming development projects.”

Third-Quarter Commentary

Caesars Entertainment Corporation’s (“Caesars Entertainment”, “Caesars” or the “Company” ) 2011 third-quarter revenues decreased 1.5 percent to $2,254.0 million from $2,288.5 million in 2010. The decrease primarily reflects declines in our U.S. operations outside of Nevada due to a number of factors. Hurricane Irene, which made landfall in New Jersey in August 2011, caused temporary closures of four of our properties in the Atlantic City region during one of the final weekends of the peak summer season. The Company estimates that the closures reduced revenues by approximately $22 million to $27 million and reduced Income from operations and Property EBITDA by approximately $15 million to $20 million. New competition in July 2011 caused unfavorable comparisons in the Illinois/Indiana region. These declines were partially offset by positive fundamentals in the Las Vegas and Other Nevada regions as well as the Uruguay and London Clubs properties.

Income from operations for the 2011 third quarter increased to $198.2 million from $175.7 million in 2010. Income from operations in 2010 included impairment charges related to goodwill and other non-amortizing intangible assets of $44.0 million. Prior to consideration of the 2010 impairment charges, income from operations decreased in the third-quarter 2011 to $198.2 million from $219.7 million for 2010. The decrease was due in part to the hurricane in Atlantic City, as well as the income impact of other revenue declines in the Midwest, offset in part by decreased property operating expenses.

Nine-Month Commentary

Caesars Entertainment’s nine-month revenues for 2011 were down compared with 2010. The decline was due to the third-quarter 2011 regional revenue declines mentioned above, including the effects of Hurricane Irene, as well as the temporary closures of seven properties in the Illinois/Indiana and Louisiana/Mississippi regions due to flooding and severe weather conditions in the first half of 2011. These declines were partially mitigated by steadily improving fundamentals in the Las Vegas region and the full nine-month impact of Planet Hollywood Las Vegas, which was acquired in February 2010.

Income from operations for the first nine months of 2011 increased to $663.9 million from $401.2 million in 2010. Included in Income from operations for 2010 were impairment charges related to goodwill and other non-amortizing intangible assets of $144.0 million. Prior to consideration of the 2010 impairment charges, income from operations for 2011 increased to $663.9 million from $545.2 million in 2010. The increase was attributable to reduced property operating expenses resulting from the company’s cost-reduction efforts, reduced and more focused marketing expenditures, reduced depreciation expense, and the effect of the second quarter 2010 charges of $52.2 million to fully reserve a note-receivable balance related to a venture for development of a casino project in Philadelphia, and $25.0 million relating to a previously disclosed contingency, with no comparable amounts in 2011.

Performance Metrics

The Company measures its performance in part through tracking of trips by rated players (“trips”) and spend per rated-player trip (“spend per trip”). On a consolidated basis, trips in 2011 decreased 5.1 percent for the third quarter and 7.4 percent for the nine months from the year-ago periods, while spend per trip increased 3.0 percent for the third quarter and 4.1 percent for the nine months. The third-quarter trip declines were the result of the temporary closures in the Atlantic City region due to Hurricane Irene and reduced access to one of our properties in the Illinois/Indiana region, as well as the impact of marketing programs on visitation frequency of certain customer segments in all regions. The trip declines in the nine-month period of 2011 also included temporary closures of seven of our properties in the Illinois/Indiana and Louisiana/Mississippi regions during the first half of 2011 due to flooding and severe weather conditions. Cash average daily room rates for 2011 increased 7.4 percent in the third quarter and 5.8 percent for the nine months, and total occupancy percentages increased 1.3 percentage points for both the third-quarter and nine-month periods when compared to 2010.

To provide more meaningful information than would be possible on either a consolidated basis or an individual property basis, the Company’s casino properties have been grouped into seven regions to facilitate discussion. Certain regional performance metrics are discussed below. Operating results for each of the regions appear in the Caesars Entertainment Corporation Results by Region section of this press release.

Las Vegas property trips for 2011 rose 3.0 percent for the third quarter and 3.7 percent for the nine months from the year-ago periods, and spend per trip in 2011 increased 3.1 percent for the third quarter and 4.6 percent for the nine months. Hotel revenues increased in 2011 by 10.8 percent for the third quarter and 12.4 percent for the nine months. Cash average daily room rates increased in 2011 by 9.5 percent and 7.5 percent, and total occupancy percentages rose 3.3 and 3.7 percentage points for the third-quarter and nine-month periods, respectively.

Atlantic City property trips decreased in 2011 by 3.3 percent for lodgers and 7.0 percent for non-lodgers for the third quarter and 1.1 percent for lodgers and 6.0 percent for non-lodgers for the nine months. Spend per trip in 2011 decreased 2.2 percent for lodgers and 1.5 percent for non-lodgers for the third quarter and 2.1 percent for lodgers and 2.2 percent for non-lodgers for the nine months. Trip declines in the third quarter were directly impacted by the temporary property closures as a result of Hurricane Irene.

On a combined basis for the remainder of the Company’s U.S. markets, trips decreased in 2011 by 6.7 percent for the third quarter and 11.8 percent for the nine months. However, spend per trip in 2011 increased 4.1 percent for the third quarter and 4.9 percent for the nine months. Trip declines in both periods can be attributed to more focused marketing targeted to certain customer segments. The declines for the nine-month period were further impacted by the temporary property closures in the first half of 2011 due to flooding and severe weather conditions.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC. RESULTS

As a substantial portion of the debt of Caesars Entertainment’s consolidated group is issued by Caesars Entertainment Operating Company, Inc. (“CEOC”), the Company believes it is meaningful to also provide information on the results of operations of CEOC. Results for CEOC are summarized below. CEOC’s Summary of Operations, Supplemental Information, and Reconciliation of Net Loss Attributable to CEOC to Adjusted EBITDA and LTM Adjusted EBITDA-Pro Forma can be found at the end of this press release.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$1,733.5	$1,786.3	(3.0)%	$5,159.3	$5,200.9	(0.8)%
Income from operations	152.3	144.4	5.5%	543.2	298.3	82.1%
Impairment of intangible assets, including goodwill	—	44.0	N/M	—	144.0	N/M
Income from operations before impairment charges (1)	152.3	188.4	(19.2)%	543.2	442.3	22.8%
Net loss attributable to CEOC	(179.8)	(188.7)	(4.7)%	(532.5)	(632.0)	(15.7)%
Property EBITDA (1)	388.5	405.8	(4.3)%	1,212.5	1,157.8	4.7%
Adjusted EBITDA (1) (2)	372.3	389.4	(4.4)%	1,162.5	1,115.9	4.2%

CAESARS ENTERTAINMENT CORPORATION RESULTS BY REGION

LAS VEGAS REGION

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$733.1	$712.6	2.9%	$2,245.9	$2,108.1	6.5%
Income from operations	88.2	71.0	24.2%	348.4	249.0	39.9%
Property EBITDA (1)	172.9	165.0	4.8%	599.3	532.7	12.5%

Revenues increased 2.9 percent in the 2011 third quarter as a result of increases in both trips and spend per trip. Revenues were also increased by higher total occupancy percentages and cash average daily room rates. These trends demonstrate continued strengthening in the fundamentals for this region. Income from operations and Property EBITDA for the 2011 third quarter increased compared to 2010 due primarily to the income impact of increased revenues.

ATLANTIC CITY REGION

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$497.5	$536.8	(7.3)%	$1,424.2	$1,482.2	(3.9)%
Income from operations	39.7	50.9	(22.0)%	93.6	100.2	(6.6)%
Property EBITDA (1)	89.5	113.1	(20.9)%	240.3	263.5	(8.8)%

Hurricane Irene, which made landfall in New Jersey in August 2011, caused temporary closures of four of our properties in the Atlantic City region during one of the final weekends of the peak summer season. The Company estimates that the closures reduced revenues by approximately $22 million to $27 million and reduced Income from operations and Property EBITDA by approximately $15 million to $20 million. In addition, revenues in the region continued to be affected by competition from new casinos and the mid-2010 introduction of table games in the Pennsylvania market. Income from operations was lower as a result of the income impact of reduced revenues, partially offset by reduced property operating expenses.

LOUISIANA/MISSISSIPPI REGION

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$291.7	$303.1	(3.8)%	$845.5	$908.8	(7.0)%
Income from operations	35.4	36.6	(3.3)%	106.0	38.2	N/M
Impairment of intangible assets, including goodwill	—	—	N/M	—	51.0	N/M
Income from operations before impairment charges (1)	35.4	36.6	(3.3)%	106.0	89.2	18.8%
Property EBITDA (1)	60.3	63.5	(5.0)%	183.6	167.8	9.4%

Net revenues in the region decreased for the 2011 third quarter due to decreased trips. However, spend per trip increased. Prior to the consideration of the 2010 impairment charge, Income from operations and Property EBITDA improved for the nine months as costs incurred during the first-half 2011 closures, as well as those connected with restoring the affected properties to operating condition, of approximately $21 million have not been expensed, but instead have been recorded as a receivable from third-party insurance providers. The 2010 nine-month results include a one-time rent adjustment paid to the City of New Orleans in the amount of $6.4 million.

IOWA/MISSOURI REGION

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$184.2	$186.6	(1.3)%	$546.7	$560.3	(2.4)%
Income from operations	45.9	36.5	25.8%	137.6	128.6	7.0%
Impairment of intangible assets, including goodwill	—	9.0	N/M	—	9.0	N/M
Income from operations before impairment charges (1)	45.9	45.5	0.9%	137.6	137.6	—%
Property EBITDA (1)	58.4	58.2	0.3%	174.6	175.2	(0.3)%

Net revenues in the region decreased for the 2011 third quarter and nine months due to increased competitive pressures in the region and reduced trips. However, spend per trip increased.

ILLINOIS/INDIANA REGION

Illinois/Indiana Region properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$260.2	$289.4	(10.1)%	$806.1	$881.9	(8.6)%
Income from operations	30.5	16.7	82.6%	110.2	93.9	17.4%
Impairment of intangible assets, including goodwill	—	20.0	N/M	—	20.0	N/M
Income from operations before impairment charges (1)	30.5	36.7	(16.9)%	110.2	113.9	(3.2)%
Property EBITDA (1)	50.1	58.5	(14.4)%	173.0	176.8	(2.1)%

Revenues in the region decreased for the 2011 third quarter due to new competition and limited direct access by customers to one of our properties caused by a bridge closure, both of which resulted in a decline in trips, although, spend per trip increased. Prior to the consideration of the 2010 impairment charges, Income from operations and Property EBITDA decreased for the third quarter due in part to the income impact of revenue declines.

OTHER NEVADA REGION

Other Nevada Region properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$140.9	$132.7	6.2%	$355.1	$353.5	0.5%
Income/(loss) from operations	30.3	18.5	63.8%	48.4	(12.7)	N/M
Impairment of intangible assets, including goodwill	—	—	N/M	—	49.0	N/M
Income from operations before impairment charges (1)	30.3	18.5	63.8%	48.4	36.3	33.3%
Property EBITDA (1)	40.9	30.1	35.9%	80.3	70.9	13.3%

Third-quarter 2011 net revenues for the region rose from the 2010 periods due in part to increased trips.

MANAGED AND INTERNATIONAL

Managed and International Region results include our three managed tribal casino properties and the results of our international properties.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
($ in millions)	2011	2010		2011	2010
Net revenues	$124.5	$109.0	14.2%	$373.1	$349.9	6.6%
Income/(loss) from operations	2.0	(7.3)	N/M	24.0	14.7	63.3%
Impairment of intangible assets, including goodwill	—	6.0	N/M	—	6.0	N/M
Income/(loss) from operations before impairment charges (1)	2.0	(1.3)	N/M	24.0	20.7	15.9%
Property EBITDA (1)	16.7	12.4	34.7%	66.1	63.5	4.1%

Net revenue increases during the 2011 third quarter were attributable to increases in spend per trip at the Company’s Uruguay and London Clubs properties.

OTHER ITEMS

Interest expense decreased $73.3 million for the 2011 third quarter due to changes in fair values of derivative instruments, the impact of the first-half swap amendments, and lower outstanding debt levels during the quarter when compared to the same period in 2010. The decreases above were partially offset by additional amortization of deferred losses frozen in accumulated other comprehensive loss and additional interest expense associated with the first-half 2011 debt issuances.

The Company did not have any early extinguishments of debt during the 2011 third quarter. During the third-quarter 2010, the Company recognized a pre-tax gain on early extinguishments of debt of $77.4 million ($49.4 million, net of taxes) as a result of the Company’s repurchase of $123.8 million face value of CMBS Loans.

The Company’s third-quarter 2011 effective tax rate benefit was 28.9 percent, compared with an effective tax rate benefit of 37.4 percent for the third-quarter 2010. The decrease in the effective tax rate benefit for 2011 was due primarily to losses incurred in various state and foreign jurisdictions for which we did not provide a tax benefit in 2011 and from nondeductible losses on our company-owned life insurance policies in 2011.

Caesars Entertainment has undertaken comprehensive cost-reduction efforts to right-size expenses with business levels. During the fourth quarter of 2010, the Company began a new initiative to reinvent certain aspects of its functional and operating units to streamline operations and gain significant further cost reductions. During the third-quarter 2011, the Company realized cost savings of $85.0 million and has estimated cost savings yet to be realized of $202.5 million as of September 30, 2011.

(1)

Property EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA are measurements not in accordance with Generally Accepted Accounting Principles (GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Income from operations before impairment charges is a measurement not in accordance with GAAP and is presented in order to provide an understanding of our business performance without consideration of impairments due to the lack of comparability of these charges from period to period. Reconciliations of Property EBITDA to Net loss attributable to Caesars and of Net loss attributable to Caesars to Adjusted EBITDA are attached to this release. Property EBITDA consists of income/(loss) from operations before depreciation and amortization, project opening costs, write-downs, reserves and recoveries, impairment of intangible assets, income/(losses) on interests in non-consolidated affiliates, corporate expense, acquisition and integration costs, and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, the Company’s Property EBITDA may not be comparable to similarly titled measures presented by other companies.

(2)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.

Caesars Entertainment will host a conference call today, November 8, 2011 at 8 a.m. Pacific Standard Time to review its third-quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.

If you would like to ask questions and be an active participant in the call you should dial (877) 637-3723, or (832) 412-1752 for international callers, and enter Conference ID 17481501 about 10 minutes before the call start time. A recording of the live call will be available on our website for 90 days after the event.

* * * * *

Caesars Entertainment is the world’s most diversified casino-entertainment company. Since its beginning in Reno, Nevada, more than 73 years ago, Caesars has grown through development of new resorts, expansions and acquisitions, and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars also owns the World Series of Poker® and the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions, political uprisings or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the ongoing downturn in the gaming industry, or any other factor; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2011	2010	2011	2010
Net revenues	$2,254.0	$2,288.5	$6,662.1	$6,697.6
Property operating expenses	(1,756.8)	(1,782.9)	(5,138.3)	(5,228.1)
Depreciation	(181.3)	(181.4)	(532.2)	(548.1)

Operating profit	315.9	324.2	991.6	921.4
Project opening costs and other items	(39.6)	(30.4)	(87.1)	(140.3)
Impairment of intangible assets, including goodwill	—	(44.0)	—	(144.0)
Loss on interests in non-consolidated affiliates	(1.1)	(1.7)	(4.2)	(2.1)
Corporate expense	(36.5)	(32.4)	(115.1)	(103.8)
Acquisition and integration costs	(1.3)	(0.7)	(3.6)	(8.3)
Amortization of intangible assets	(39.2)	(39.3)	(117.7)	(121.7)

Income from operations	198.2	175.7	663.9	401.2
Interest expense, net of interest capitalized	(450.3)	(523.6)	(1,448.3)	(1,471.9)
Gains on early extinguishments of debt	—	77.4	47.9	48.7
Other income, including interest income	8.2	9.8	16.7	28.2

Loss before income taxes	(243.9)	(260.7)	(719.8)	(993.8)
Benefit for income taxes	70.5	97.5	248.5	364.5

Net loss	(173.4)	(163.2)	(471.3)	(629.3)
Less: net loss/(income) attributable to non-controlling interests	9.4	(1.6)	4.3	(5.1)

Net loss attributable to Caesars	$(164.0)	$(164.8)	$(467.0)	$(634.4)

CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(In millions)	September 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$1,150.7	$987.0
Receivables, less allowance for doubtful accounts of $219.9 and $216.3	414.2	393.2
Deferred income taxes	160.1	175.8
Prepayments and other current assets	251.3	184.1
Inventories	49.0	50.4
Assets held for sale	2.4	—

Total current assets	2,027.7	1,790.5

Land, buildings, riverboats and equipment, net of accumulated depreciation	17,362.5	17,766.6
Goodwill	3,473.0	3,420.9
Intangible assets other than goodwill	4,703.2	4,711.8
Investments in and advances to non-consolidated affiliates	99.9	94.0
Restricted cash	465.3	—
Deferred charges and other	734.5	803.9

	$28,866.1	$28,587.7

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$276.2	$251.4
Interest payable	385.5	201.5
Accrued expenses	1,084.7	1,074.3
Current portion of long-term debt	45.5	55.6

Total current liabilities	1,791.9	1,582.8
Long-term debt	19,575.1	18,785.5
Deferred credits and other	908.2	923.1
Deferred income taxes	5,349.0	5,623.7

	27,624.2	26,915.1

Redeemable non-controlling interests	36.0	—

Stockholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	6,922.5	6,906.5
Accumulated deficit	(5,561.9)	(5,105.6)
Accumulated other comprehensive loss	(199.4)	(168.8)

Total Caesars Stockholders’ equity	1,161.9	1,632.8
Non-controlling interests	44.0	39.8

Total stockholders’ equity	1,205.9	1,672.6

	$28,866.1	$28,587.7

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS

(UNAUDITED)

	Quarter Ended September 30, 2011
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$733.1	$497.5	$291.7	$184.2	$260.2	$140.9	$124.5	$21.9	$2,254.0
Property operating expenses	(560.3)	(408.0)	(231.4)	(125.9)	(210.1)	(100.0)	(107.8)	(13.3)	(1,756.8)

Property EBITDA	172.9	89.5	60.3	58.4	50.1	40.9	16.7	8.4	497.2
Depreciation	(63.9)	(43.0)	(18.1)	(12.2)	(19.3)	(7.0)	(9.9)	(7.9)	(181.3)

Operating profit	108.9	46.4	42.2	46.2	30.8	33.9	6.8	0.7	315.9
Project opening costs and other items	(2.3)	(2.3)	(1.5)	(0.3)	0.1	(0.1)	—	(33.2)	(39.6)
(Loss)/income on interests in nonconsolidated affiliates	0.6	(0.7)	0.2	—	—	—	—	(1.2)	(1.1)
Corporate expense	—	—	—	—	—	—	—	(36.5)	(36.5)
Acquisition and integration costs	0.1	—	—	—	—	—	(1.1)	(0.3)	(1.3)
Amortization of intangible assets	(19.1)	(3.8)	(5.5)	—	(0.3)	(3.5)	(3.7)	(3.3)	(39.2)

Income/(loss) from operations	88.2	39.7	35.4	45.9	30.5	30.3	2.0	(73.8)	198.2

Interest expense, net of interest capitalized									(450.3)
Other income, including interest income									8.2

Loss before income taxes									(243.9)
Benefit for income taxes									70.5

Net loss									(173.4)
Less: net loss attributable to non-controlling interests									9.4

Net loss attributable to Caesars									$(164.0)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS

(UNAUDITED)

	Quarter Ended September 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$712.6	$536.8	$303.1	$186.6	$289.4	$132.7	$109.0	$18.3	$2,288.5
Property operating expenses	(547.6)	(423.7)	(239.6)	(128.4)	(230.9)	(102.6)	(96.6)	(13.5)	(1,782.9)

Property EBITDA	165.0	113.1	63.5	58.2	58.5	30.1	12.4	4.8	505.6
Depreciation	(58.9)	(44.5)	(19.7)	(12.7)	(20.3)	(8.1)	(9.2)	(8.0)	(181.4)

Operating profit/(loss)	106.1	68.6	43.8	45.5	38.2	22.0	3.2	(3.2)	324.2
Project opening costs and other items	(16.8)	(12.6)	(1.9)	—	(1.2)	—	—	2.1	(30.4)
Impairment of intangible assets, including goodwill	—	—	—	(9.0)	(20.0)	—	(6.0)	(9.0)	(44.0)
Income/(loss) on interests in nonconsolidated affiliates	0.8	(1.3)	0.2	—	—	—	(0.4)	(1.0)	(1.7)
Corporate expense	—	—	—	—	—	—	—	(32.4)	(32.4)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(0.5)	(0.7)
Amortization of intangible assets	(19.1)	(3.8)	(5.5)	—	(0.3)	(3.5)	(3.9)	(3.2)	(39.3)

Income/(loss) from operations	71.0	50.9	36.6	36.5	16.7	18.5	(7.3)	(47.2)	175.7

Interest expense, net of interest capitalized									(523.6)
Gains on early extinguishments of debt									77.4
Other income, including interest income									9.8

Loss before income taxes									(260.7)
Benefit for income taxes									97.5

Net loss									(163.2)
Less: net income attributable to non-controlling interests									(1.6)

Net loss attributable to Caesars									$(164.8)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS

(UNAUDITED)

	Nine Months Ended September 30, 2011
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$2,245.9	$1,424.2	$845.5	$546.7	$806.1	$355.1	$373.1	$65.5	$6,662.1
Property operating expenses	(1,646.6)	(1,183.9)	(661.9)	(372.1)	(633.2)	(274.8)	(306.9)	(58.9)	(5,138.3)

Property EBITDA	599.3	240.3	183.6	174.6	173.0	80.3	66.1	6.6	1,523.8
Depreciation	(178.4)	(129.0)	(55.1)	(36.6)	(59.0)	(21.3)	(29.0)	(23.8)	(532.2)

Operating profit/(loss)	420.9	111.3	128.5	138.0	114.0	59.0	37.1	(17.2)	991.6
Project opening costs and other items	(14.6)	(4.5)	(6.6)	(0.4)	(2.8)	(0.3)	(0.3)	(57.6)	(87.1)
(Loss)/income on interests in nonconsolidated affiliates	(0.4)	(1.8)	0.5	—	—	—	(0.5)	(2.0)	(4.2)
Corporate expense	—	—	—	—	—	—	—	(115.1)	(115.1)
Acquisition and integration costs	(0.2)	—	—	—	—	—	(1.3)	(2.1)	(3.6)
Amortization of intangible assets	(57.3)	(11.3)	(16.4)	—	(1.0)	(10.4)	(11.1)	(10.2)	(117.7)

Income/(loss) from operations	348.4	93.6	106.0	137.6	110.2	48.4	24.0	(204.3)	663.9

Interest expense, net of interest capitalized									(1,448.3)
Gains on early extinguishments of debt									47.9
Other income, including interest income									16.7

Loss before income taxes									(719.8)
Benefit for income taxes									248.5

Net loss									(471.3)
Less: net loss attributable to non-controlling interests									4.3

Net loss attributable to Caesars									$(467.0)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CAESARS

(UNAUDITED)

	Nine Months Ended September 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$2,108.1	$1,482.2	$908.8	$560.3	$881.9	$353.5	$349.9	$52.9	$6,697.6
Property operating expenses	(1,575.4)	(1,218.7)	(741.0)	(385.1)	(705.1)	(282.6)	(286.4)	(33.8)	(5,228.1)

Property EBITDA	532.7	263.5	167.8	175.2	176.8	70.9	63.5	19.1	1,469.5
Depreciation	(180.7)	(134.8)	(59.7)	(37.6)	(60.3)	(24.2)	(26.9)	(23.9)	(548.1)

Operating profit/(loss)	352.0	128.7	108.1	137.6	116.5	46.7	36.6	(4.8)	921.4
Project opening costs and other items	(48.8)	(13.8)	(3.1)	—	(1.6)	—	—	(73.0)	(140.3)
Impairment of intangible assets	—	—	(51.0)	(9.0)	(20.0)	(49.0)	(6.0)	(9.0)	(144.0)
Income/(loss) on interests in nonconsolidated affiliates	3.0	(3.4)	0.6	—	—	—	(0.4)	(1.9)	(2.1)
Corporate expense	—	—	—	—	—	—	—	(103.8)	(103.8)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(8.1)	(8.3)
Amortization of intangible assets	(57.2)	(11.3)	(16.4)	—	(1.0)	(10.4)	(15.3)	(10.1)	(121.7)

Income/(loss) from operations	249.0	100.2	38.2	128.6	93.9	(12.7)	14.7	(210.7)	401.2

Interest expense, net of interest capitalized									(1,471.9)
Gains on early extinguishments of debt									48.7
Other income, including interest income									28.2

Loss before income taxes									(993.8)
Benefit for income taxes									364.5

Net loss									(629.3)
Less: net income attributable to non-controlling interests									(5.1)

Net loss attributable to Caesars									$(634.4)

CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS

TO ADJUSTED EBITDA AND LTM ADJUSTED EBITDA—PRO FORMA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

LTM Adjusted EBITDA -Pro Forma is defined as EBITDA and Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet to be realized.

Because not all companies use identical calculations, our presentation of Adjusted EBITDA and LTM Adjusted EBITDA—Pro Forma may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net loss attributable to Caesars to Adjusted EBITDA for the quarters ended September 30, 2011 and 2010.

(In millions)	Quarter Ended September 30, 2011	Quarter Ended September 30, 2010
Net loss attributable to Caesars	$(164.0)	$(164.8)
Interest expense, net of capitalized interest and interest income	443.2	513.9
Benefit for income taxes	(70.5)	(97.5)
Depreciation and amortization	223.6	223.5

EBITDA	432.3	475.1
Project opening costs, abandoned projects and development costs (a)	31.3	28.8
Acquisition and integration costs (b)	1.3	0.7
Gains on early extinguishments of debt	—	(77.4)
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	(12.2)	(2.4)
Impairment of intangible assets, including goodwill	—	44.0
Non-cash expense for stock compensation benefits (d)	7.3	3.9
Other non-recurring or non-cash items (e)	22.5	17.1

Adjusted EBITDA (f)	$482.5	$489.8

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).

(f)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.

The following table reconciles Net loss attributable to Caesars to Adjusted EBITDA for the nine months ended September 30, 2011 and 2010 and for the year ended December 31, 2010, and reconciles Net loss attributable to Caesars to LTM Adjusted EBITDA—Pro Forma for the last twelve months ended September 30, 2011.

	(1)	(2)	(3)
(In millions)	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended Dec. 31, 2010	(1)-(2)+(3) LTM
Net loss attributable to Caesars	$(467.0)	$(634.4)	$(831.1)	$(663.7)
Interest expense, net of capitalized interest and interest income	1,432.4	1,448.0	1,947.6	1,932.0
Benefit for income taxes	(248.5)	(364.5)	(468.7)	(352.7)
Depreciation and amortization	658.9	678.4	907.8	888.3

EBITDA	1,375.8	1,127.5	1,555.6	1,803.9
Project opening costs, abandoned projects and development costs (a)	35.2	31.1	31.2	35.3
Acquisition and integration costs (b)	3.6	8.3	13.6	8.9
Gains on early extinguishments of debt	(47.9)	(48.7)	(115.6)	(114.8)
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	(11.0)	(0.7)	(2.3)	(12.6)
Impairment of intangible assets, including goodwill	—	144.0	193.0	49.0
Non-cash expense for stock compensation benefits (d)	17.6	16.5	18.1	19.2
Expected recoveries from insurance claims for flood losses (e)	14.0	—	—	14.0
Other non-recurring or non-cash items (f)	90.3	153.3	177.6	114.6

Adjusted EBITDA (g)	$1,477.6	$1,431.3	$1,871.2	1,917.5

Pro forma adjustment for estimated cost savings yet to be realized (h)				202.5

LTM Adjusted EBITDA - Pro Forma				$2,120.0

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents non-recurring insurance recoveries related to lost profits at flooded properties to be received in future periods.

(f)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(g)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.
(h)	Represents the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.

The following tables present the Consolidated Summary of Operations for Caesars Entertainment Operating Company, Inc., Supplemental Information, and Reconciliation of Net Loss Attributable to CEOC to Adjusted EBITDA and LTM EBITDA for the quarters and nine-month periods ended September 30, 2011 and 2010, and the Reconciliation of Net Loss Attributable to CEOC to LTM Adjusted EBITDA—Pro Forma for the last twelve months ended September 30, 2011.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED

SUBSIDIARY OF CAESARS ENTERTAINMENT CORPORATION

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2011	2010	2011	2010
Net revenues	$1,733.5	$1,786.3	$5,159.3	$5,200.9
Property operating expenses	(1,345.0)	(1,380.5)	(3,946.8)	(4,043.1)
Depreciation	(139.8)	(140.7)	(414.0)	(426.0)

Operating profit	248.7	265.1	798.5	731.8
Project opening costs and other items	(42.3)	(25.8)	(85.6)	(120.7)
Impairment of intangible assets, including goodwill	—	(44.0)	—	(144.0)
Loss on interests in non-consolidated affiliates	(1.4)	(1.8)	(2.9)	(3.5)
Corporate expense	(27.3)	(24.0)	(91.0)	(80.0)
Acquisition and integration costs	(1.1)	(0.7)	(2.9)	(8.3)
Amortization of intangible assets	(24.3)	(24.4)	(72.9)	(77.0)

Income from operations	152.3	144.4	543.2	298.3
Interest expense, net of interest capitalized	(427.0)	(456.8)	(1,381.7)	(1,314.4)
Losses on early extinguishments of debt	—	—	—	(4.5)
Other income, including interest income	7.6	10.1	15.9	27.9

Loss before income taxes	(267.1)	(302.3)	(822.6)	(992.7)
Benefit for income taxes	78.1	115.2	286.1	365.9

Net loss	(189.0)	(187.1)	(536.5)	(626.8)
Less: net loss/(income) attributable to non-controlling interests	9.2	(1.6)	4.0	(5.2)

Net loss attributable to CEOC	$(179.8)	$(188.7)	$(532.5)	$(632.0)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED

SUBSIDIARY OF CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CEOC

(UNAUDITED)

	Quarter Ended September 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$378.1	$368.9	$291.7	$184.2	$260.2	$102.8	$124.5	$23.1	$1,733.5
Property operating expenses	(292.6)	(305.8)	(231.4)	(125.9)	(210.1)	(72.4)	(107.8)	1.0	(1,345.0)

Property EBITDA	85.5	63.1	60.3	58.4	50.1	30.4	16.7	24.0	388.5
Depreciation	(36.4)	(30.8)	(18.1)	(12.2)	(19.3)	(5.3)	(9.9)	(7.8)	(139.8)

Operating profit	49.1	32.3	42.2	46.2	30.8	25.1	6.8	16.2	248.7
Project opening costs and other items	(1.0)	(1.7)	(1.5)	(0.3)	0.1	(0.1)	—	(37.8)	(42.3)
(Loss)/income on interests in non-consolidated affiliates	—	(0.4)	0.2	—	—	—	—	(1.2)	(1.4)
Corporate expense	—	—	—	—	—	—	—	(27.3)	(27.3)
Acquisition and integration costs	—	—	—	—	—	—	(1.1)	—	(1.1)
Amortization of intangible assets	(8.2)	(2.7)	(5.5)	—	(0.3)	(0.5)	(3.7)	(3.4)	(24.3)

Income/(loss) from operations	39.9	27.5	35.4	45.9	30.5	24.5	2.0	(53.4)	152.3

Interest expense, net of interest capitalized									(427.0)
Other income including interest income									7.6

Loss before income taxes									(267.1)
Benefit for income taxes									78.1

Net loss									(189.0)
Less: net loss attributable to non-controlling interests									9.2

Net loss attributable to CEOC									$(179.8)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED

SUBSIDIARY OF CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CEOC

(UNAUDITED)

	Quarter Ended September 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$365.9	$399.2	$303.1	$186.6	$289.4	$96.8	$109.0	$36.3	$1,786.3
Property operating expenses	(281.4)	(325.5)	(239.6)	(128.4)	(230.9)	(75.4)	(96.6)	(2.7)	(1,380.5)

Property EBITDA	84.5	73.7	63.5	58.2	58.5	21.4	12.4	33.6	405.8
Depreciation	(33.1)	(31.6)	(19.7)	(12.7)	(20.3)	(6.1)	(9.2)	(8.0)	(140.7)

Operating profit	51.4	42.1	43.8	45.5	38.2	15.3	3.2	25.6	265.1
Project opening costs and other items	(12.1)	(12.6)	(1.9)	—	(1.2)	—	—	2.0	(25.8)
Impairment of intangible assets, including goodwill	—	—	—	(9.0)	(20.0)	—	(6.0)	(9.0)	(44.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.6)	0.2	—	—	—	(0.4)	(1.0)	(1.8)
Corporate expense	—	—	—	—	—	—	—	(24.0)	(24.0)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(0.5)	(0.7)
Amortization of intangible assets	(8.2)	(2.7)	(5.5)	—	(0.3)	(0.5)	(3.9)	(3.3)	(24.4)

Income/(loss) from operations	31.1	26.2	36.6	36.5	16.7	14.8	(7.3)	(10.2)	144.4

Interest expense, net of interest capitalized									(456.8)
Other income, including interest income									10.1

Loss before income taxes									(302.3)
Benefit for income taxes									115.2

Net loss									(187.1)
Less: net income attributable to non-controlling interests									(1.6)

Net loss attributable to CEOC									$(188.7)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED

SUBSIDIARY OF CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CEOC

(UNAUDITED)

	Nine Months Ended September 30, 2011
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,187.3	$1,060.4	$845.5	$546.7	$806.1	$244.3	$373.1	$95.9	$5,159.3
Property operating expenses	(868.4)	(895.9)	(661.9)	(372.1)	(633.2)	(194.4)	(306.9)	(14.0)	(3,946.8)

Property EBITDA	318.8	164.6	183.6	174.6	173.0	49.9	66.1	81.9	1,212.5
Depreciation	(102.8)	(91.5)	(55.1)	(36.6)	(59.0)	(16.1)	(29.0)	(23.9)	(414.0)

Operating profit	216.0	73.0	128.5	138.0	114.0	33.8	37.1	58.1	798.5
Project opening costs and other items	(9.5)	(3.5)	(6.6)	(0.4)	(2.8)	(0.3)	(0.3)	(62.2)	(85.6)
(Loss)/income on interests in non-consolidated affiliates	—	(0.9)	0.5	—	—	—	(0.5)	(2.0)	(2.9)
Corporate expense	—	—	—	—	—	—	—	(91.0)	(91.0)
Acquisition and integration costs	—	—	—	—	—	—	(1.3)	(1.6)	(2.9)
Amortization of intangible assets	(24.5)	(8.2)	(16.4)	—	(1.0)	(1.6)	(11.1)	(10.1)	(72.9)

Income/(loss) from operations	182.1	60.4	106.0	137.6	110.2	31.9	24.0	(109.0)	543.2

Interest expense, net of interest capitalized									(1,381.7)
Other income including interest income									15.9

Loss before income taxes									(822.6)
Benefit for income taxes									286.1

Net loss									(536.5)
Less: net loss attributable to non-controlling interests									4.0

Net loss attributable to CEOC									$(532.5)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED

SUBSIDIARY OF CAESARS ENTERTAINMENT CORPORATION

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO CEOC

(UNAUDITED)

	Nine Months Ended September 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,053.9	$1,105.3	$908.8	$560.3	$881.9	$245.8	$349.9	$95.0	$5,200.9
Property operating expenses	(792.0)	(934.6)	(741.0)	(385.1)	(705.1)	(201.7)	(286.4)	2.8	(4,043.1)

Property EBITDA	261.9	170.7	167.8	175.2	176.8	44.1	63.5	97.8	1,157.8
Depreciation	(103.8)	(95.5)	(59.7)	(37.6)	(60.3)	(18.2)	(26.9)	(24.0)	(426.0)

Operating profit	158.1	75.2	108.1	137.6	116.5	25.9	36.6	73.8	731.8
Project opening costs and other items	(29.4)	(13.7)	(3.1)	—	(1.6)	—	—	(72.9)	(120.7)
Impairment of intangible assets, including goodwill	—	—	(51.0)	(9.0)	(20.0)	(49.0)	(6.0)	(9.0)	(144.0)
(Loss)/income on interests in non-consolidated affiliates	—	(1.7)	0.6	—	—	—	(0.4)	(2.0)	(3.5)
Corporate expense	—	—	—	—	—	—	—	(80.0)	(80.0)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(8.1)	(8.3)
Amortization of intangible assets	(24.4)	(8.2)	(16.4)	—	(1.0)	(1.6)	(15.3)	(10.1)	(77.0)

Income/(loss) from operations	104.3	51.6	38.2	128.6	93.9	(24.7)	14.7	(108.3)	298.3

Interest expense, net of interest capitalized									(1,314.4)
Losses on early extinguishments of debt									(4.5)
Other income, including interest income									27.9

Loss before income taxes									(992.7)
Benefit for income taxes									365.9

Net loss									(626.8)
Less: net income attributable to non-controlling interests									(5.2)

Net loss attributable to CEOC									$(632.0)

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., A WHOLLY OWNED

SUBSIDIARY OF CAESARS ENTERTAINMENT CORPORATION

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CEOC

TO ADJUSTED EBITDA AND LTM ADJUSTED EBITDA - PRO FORMA

(UNAUDITED)

The following calculations include the results and adjustments for CEOC on a consolidated basis. This presentation does not exclude CEOC’s unrestricted subsidiaries, and therefore, is different than the calculation used to determine compliance with debt covenants under the credit facility.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

LTM Adjusted EBITDA - Pro Forma is defined as EBITDA and Adjusted EBITDA further adjusted to include pro forma adjustments related to properties and estimated cost savings yet to be realized.

Because not all companies use identical calculations, our presentation of Adjusted EBITDA and LTM Adjusted EBITDA - Pro Forma may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net loss attributable to CEOC to Adjusted EBITDA for the quarters ended September 30, 2011 and 2010.

(In millions)	Quarter Ended September 30, 2011	Quarter Ended September 30, 2010
Net loss attributable to CEOC	$(179.8)	$(188.7)
Interest expense, net of capitalized interest and interest income	420.1	447.7
Benefit for income taxes	(78.1)	(115.2)
Depreciation and amortization	167.2	168.0

EBITDA	329.4	311.8
Project opening costs, abandoned projects and development costs (a)	30.7	28.8
Acquisition and integration costs (b)	1.1	0.7
Losses on early extinguishments of debt	—	—
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	(12.0)	(2.4)
Impairment of intangible assets, including goodwill	—	44.0
Non-cash expense for stock compensation benefits (d)	7.0	3.6
Other non-recurring or non-cash items (e)	16.1	2.9

Adjusted EBITDA (f)	$372.3	$389.4

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.

(e)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(f)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.

The following table reconciles Net loss attributable to CEOC to Adjusted EBITDA for the nine months ended September 30, 2011 and 2010 and for the year ended December 31, 2010, and reconciles Net loss attributable to CEOC to LTM Adjusted EBITDA—Pro Forma for the last twelve months ended September 30, 2011.

	(1)	(2)	(3)
(In millions)	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended Dec. 31, 2010	(1)-(2)+(3) LTM
Net loss attributable to CEOC	$(532.5)	$(632.0)	$(851.1)	$(751.6)
Interest expense, net of capitalized interest and interest income	1,366.5	1,291.1	1,748.9	1,824.3
Benefit for income taxes	(286.1)	(365.9)	(490.9)	(411.1)
Depreciation and amortization	495.9	511.7	685.9	670.1

EBITDA	1,043.8	804.9	1,092.8	1,331.7
Project opening costs, abandoned projects and development costs (a)	34.6	31.1	28.8	32.3
Acquisition and integration costs (b)	2.9	8.3	12.8	7.4
Losses on early extinguishments of debt	—	4.5	4.7	0.2
Net income/(loss) attributable to non-controlling interests, net of (distributions) (c)	(10.7)	(0.6)	(2.1)	(12.2)
Impairment of intangible assets, including goodwill	—	144.0	193.0	49.0
Non-cash expense for stock compensation benefits (d)	16.9	15.7	17.2	18.4
Expected recoveries from insurance claims for flood losses(e)	14.0	—	—	14.0
Other non-recurring or non-cash items (f)	61.0	108.0	118.8	71.8

Adjusted EBITDA (g)	$1,162.5	$1,115.9	$1,466.0	1,512.6

Pro forma adjustment for estimated cost savings yet to be realized (h)				141.7

LTM Adjusted EBITDA—Pro Forma				$1,654.3

(a)	Represents project opening costs incurred in connection with expansion and renovation projects at various properties and write-off of abandoned development projects.
(b)	Acquisition and integration costs included costs associated with the 2010 acquisition of Planet Hollywood and with development activities in the Ohio and Pennsylvania markets.
(c)	Represents minority owners’ share of income/(loss) from our majority-owned subsidiaries, net of cash distributions to minority owners.
(d)	Represents non-cash stock-based compensation expense related to stock options.
(e)	Represents non-recurring insurance recoveries related to lost profits at flooded properties to be received in future periods.

(f)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, permit remediation costs, gains and losses from disposal of assets, costs associated with our cost-savings initiatives, flood insurance deductibles and equity in non-consolidated subsidiaries (net of distributions).
(g)	Does not include the pro forma effect of adjustments related to properties and yet-to-be-realized cost savings from our profitability improvement programs.
(h)	Represents the estimated cost savings yet to be realized from our newly identified and previously announced profitability improvement programs.